Exhibit 99.2

Unaudited Pro Forma Condensed Consolidated Financial Statements

The following unaudited pro forma condensed consolidated financial statements as of December 31, 2010 and for the year ended December 31, 2010 give effect to the acquisition of a 75.0% equity interest in One Park Boulevard, LLC (“One Park”), which holds a 100% ownership interest in the Hilton San Diego Bayfront hotel, and the related financing transaction that we expect to complete in the second quarter of 2011.

For purposes of the unaudited pro forma consolidated balance sheets as of December 31, 2010 and the unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2010, the acquisition and financing transactions are treated as if they occurred on December 31, 2010 and January 1, 2010, respectively.

The allocation of the purchase price of One Park reflected in these unaudited pro forma condensed consolidated financial statements has been based upon preliminary estimates of the fair value of assets to be acquired and liabilities to be assumed. A final determination of the fair values of One Park’s assets and liabilities will be based on the actual valuation of tangible and intangible assets and liabilities of One Park that exist as of the date of completion of the transaction. Consequently, amounts preliminarily allocated to identifiable tangible and intangible assets and liabilities could change significantly from those used in the pro forma condensed consolidated financial statements presented below, and could result in a material change in depreciation and amortization of tangible and intangible assets and liabilities. In the opinion of Sunstone’s management, all significant adjustments necessary to reflect the effects of the acquisition and financing transactions that can be factually supported within the SEC regulations covering the preparation of pro forma financial statements have been made.

The unaudited pro forma condensed consolidated financial statements and related notes are presented for informational purposes only and do not purport to represent our financial position or results of operations as if the transactions had occurred on the dates discussed above. They also do not project or forecast our consolidated financial position or results of operations for any future date or period. We cannot assure you that any of the proposed transactions will occur.

The unaudited pro forma condensed financial statements should be read together with our historical consolidated financial statements and related notes included in our Annual Report on Form 10-K for the year ended December 31, 2010 filed with the SEC on February 17, 2011. The pro forma adjustments are based on available information and upon assumptions that we believe are reasonable; however, we cannot assure you that actual results will not differ from the pro forma information and perhaps in material and adverse ways.

SUNSTONE HOTEL INVESTORS, INC.

PRO FORMA CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 2010

(In thousands, except share data)

	Sunstone Hotel Investors, Inc. Historical	One Park Boulevard, LLC Historical (A)	Pro Forma Adjustments (B)		Sunstone Hotel Investors, Inc. Pro Forma
			(unaudited)		(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$277,976	$5,088	$(183,396)	(C)	$99,668
Restricted cash	55,972	1,632	—		57,604
Accounts receivable, net	18,498	4,874	—		23,372
Due from affiliates	44	—	—		44
Inventories	2,614	120	—		2,734
Prepaid expenses	8,126	852	—		8,978

Total current assets	363,230	12,566	(183,396)		192,400
Investment in hotel properties, net	2,034,223	331,259	141,989	(D)	2,507,471
Other real estate, net	12,012	—	—		12,012
Investments in unconsolidated joint ventures	246	—	—		246
Deferred financing costs, net	8,907	100	4,650	(E)	13,657
Goodwill	4,673	—	—		4,673
Other assets, net	12,815	316	—		13,131

Total assets	$2,436,106	$344,241	$(36,757)		$2,743,590

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued expenses	$21,530	$1,546	$—		$23,076
Accrued payroll and employee benefits	12,938	—	—		12,938
Due to Third Party Managers	7,852	—	—		7,852
Dividends payable	5,137	—	—		5,137
Other current liabilities	17,692	5,281	—		22,973
Current portion of notes payable	16,486	235,422	(227,152)	(F)	24,756
Other current liabilities of discontinued operations	19,613	—	—		19,613

Total current liabilities	101,248	242,249	(227,152)		116,345
Notes payable, less current portion	1,126,817	—	231,730	(F)	1,358,547
Other liabilities	8,742	11,008	(9,900)	(G)	9,850

Total liabilities	1,236,807	253,257	(5,322)		1,484,742
Commitments and contingencies
Preferred stock, Series C Cumulative Convertible Redeemable Preferred Stock, $0.01 par value, 4,102,564 shares authorized, issued and outstanding at December 31, 2010, liquidation preference of $24.375 per share	100,000	—	—		100,000
Equity:
Stockholders’ equity:
Preferred stock, $0.01 par value, 100,000,000 shares authorized. 8.0% Series A Cumulative Redeemable Preferred Stock, 7,050,000 shares issued and outstanding at December 31, 2010, stated at liquidation preference of $25.00 per share	176,250	—	—		176,250
Common stock, $0.01 par value, 500,000,000 shares authorized, 116,950,504 shares issued and outstanding at December 31, 2010	1,170	—	—		1,170
Additional paid in capital	1,313,498	—	—		1,313,498
Retained earnings	29,593		—		29,593
Cumulative dividends	(418,075)	—	—		(418,075)
Accumulated other comprehensive loss	(3,137)	—	—		(3,137)
Members’ equity	—	90,984	(90,984)	(H)	—

Total stockholders’ equity	1,099,299	90,984	(90,984)		1,099,299
Non-controlling interest	—	—	59,549	(I)	59,549

Total equity	1,099,299	90,984	(31,435)		1,158,848

Total liabilities and equity	$2,436,106	$344,241	$(36,757)		$2,743,590

See accompanying notes to pro forma condensed consolidated financial statements.

SUNSTONE HOTEL INVESTORS, INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2010

(In thousands, except per share data)

	Sunstone Hotel Investors, Inc. Historical	One Park Boulevard, LLC Historical (A)	Pro Forma Adjustments (B)		Sunstone Hotel Investors, Inc. Pro Forma
			(unaudited)		(unaudited)
REVENUES
Room	$428,412	$60,633	$—		$489,045
Food and beverage	164,378	30,426	—		194,804
Other operating	50,300	9,313	—		59,613

Total revenues	643,090	100,372	—		743,462

OPERATING EXPENSES
Room	109,935	13,562	—		123,497
Food and beverage	120,650	18,697	—		139,347
Other operating	26,871	2,335	—		29,206
Advertising and promotion	33,182	7,058	—		40,240
Repairs and maintenance	28,049	3,482	—		31,531
Utilities	25,232	3,015	—		28,247
Franchise costs	21,474	—	—		21,474
Property tax, ground lease and insurance	42,349	8,646	—		50,995
Property general and administrative	77,101	8,914	—		86,015
Corporate overhead	28,803	329	—		29,132
Depreciation and amortization	95,500	11,531	7,939	(J)	114,970
Property and goodwill impairment losses	1,943	—	—		1,943

Total operating expenses	611,089	77,569	7,939		696,597

Operating income (loss)	32,001	22,803	(7,939)		46,865
Equity in net earnings of unconsolidated joint ventures	555	—	—		555
Interest and other income	111	4	—		115
Interest expense	(70,830)	(8,496)	(930)	(K)	(80,256)

Income (loss) from continuing operations	(38,163)	14,311	(8,869)		(32,721)
Non-controlling interest	—	—	(1,361)	(L)	(1,361)
Preferred stock dividends and accretion	(20,652)	—	—		(20,652)
Undistributed income allocated to unvested restricted stock compensation	(102)	—	—		(102)

INCOME AVAILABLE (LOSS ATTRIBUTABLE) TO COMMON STOCKHOLDERS	$(58,917)	$14,311	$(10,230)		$(54,836)

Basic loss attributable to common stockholders per common share	$(0.59)				$(0.55)

Diluted loss attributable to common stockholders per common share	$(0.59)				$(0.55)

Weighted average common shares outstanding:
Basic	99,709				99,709

Diluted	99,709				99,709

See accompanying notes to pro forma condensed consolidated financial statements.

SUNSTONE HOTEL INVESTORS, INC.

NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the respective historical financial statements and the notes thereto of Sunstone Hotel Investors, Inc. (the “Company”) and One Park Boulevard, LLC (“One Park”) as of and for the year ended December 31, 2010 that are incorporated herein by reference.

(A)	The historical financial statements of One Park for the year ended December 31, 2010 have been presented based on the financial statement classification utilized by the Company.

(B)	On March 29, 2011, Sunstone Hotel Investors, Inc. (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) with an entity (“Current Owner”) to purchase Current Owner’s 75.0% majority equity interest (the “Interest”) in One Park, a Delaware limited liability company, the entity that holds title to the 1,190-room Hilton San Diego Bayfront hotel (the “Hotel”) located in San Diego, California, for a total valuation of $475.0 million. The remaining 25.0% interest in One Park will continue to be owned by Hilton Worldwide. Pursuant to the terms and subject to the conditions set forth in the Purchase Agreement, Current Owner will convey to the Company 100% of the Interest. One Park is and will continue to be the sole party to both the Hotel’s management agreement with Hilton Worldwide and the Hotel’s ground lease with the San Diego Port Authority. In exchange for the conveyance of the Interest, the Company expects to pay Current Owner approximately $176.3 million in cash, excluding working capital adjustments, and expects to replace the Hotel’s current $235.4 million construction loan (which matures on April 12, 2011) with a new $240.0 million mortgage with a 30-year amortization, an adjustable interest rate of LIBOR + 3.25% and a maturity date in April 2016. The calculation of the total purchase price, excluding working capital prorations is as follows (in thousands):

Cash paid for the 75.0% interest in One Park	$176,250
New mortgage	240,000
Non-controlling interest	58,750

Total purchase price	$475,000

The allocation of the purchase price of One Park is subject to the finalization of the Company’s analysis of the fair value of the assets acquired and liabilities assumed. The final allocation of the purchase price will result in additional adjustments to the recorded amounts of assets and liabilities and will also result in adjustments to depreciation and amortization. Such adjustments could result in material increases or decreases to income available to common stockholders. Accordingly, the purchase price allocation in the unaudited pro form condensed consolidated financial statements is preliminary and will be adjusted upon completion of the final valuation. The finalization of the purchase price allocation is expected to be completed during the second quarter of 2011. The preliminary allocation of the purchase price, excluding working capital prorations, as of December 31, 2010 is summarized below (in thousands):

Restricted cash	$1,632
Inventory	120
Investment in hotel properties, net	473,248

Total purchase price	$475,000

Total estimated costs of the acquisition and financing transaction are as follows (in thousands):

Debt issuance costs - deferred financing fees	$4,500
Debt issuance costs - interest rate cap agreement	250
Legal, accounting and other fees and costs (1)	500

Total estimated fees and costs	$5,250

(1)	Represents estimated fees and costs that will be expensed. These charges are directly attributable to the transaction and represent non-recurring costs. The anticipated impact on the results of operations, therefore, was excluded from the pro forma condensed consolidated statements of operations.

SUNSTONE HOTEL INVESTORS, INC.

NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(C)	Adjustments to cash and cash equivalents include the following (in thousands):

Cash paid for the 75.0% interest in One Park	$(176,250)
Debt issuance costs - deferred financing fees	(4,500)
Debt issuance costs - interest rate cap agreement	(250)
Working capital prorations (1)	(2,396)

Total adjustments to cash and cash equivalents	$(183,396)

(1)	Adjustments to cash and cash equivalents include a $2.4 million adjustment representing the excess of One Park’s assets in excess of its liabilities as of December 31, 2010. This amount will be adjusted to include the actual balances of One Park’s assets and liabilities on the date of acquisition.

(D)	Adjustments to investment in hotel properties, net include the following (in thousands):

Estimated fair value of the investment in hotel property	$473,248
Less: real estate investment, net of One Park	(331,259)

Adjustment to step-up the carrying value of the real estate investment, net of One Park to estimated fair value	$141,989

(E)	Adjustments to deferred financing costs, net include the following (in thousands):

Debt issuance costs - deferred financing fees	$4,500
Debt issuance costs - interest rate cap agreement	250
Less: deferred financing costs, net of One Park	(100)

Adjustment of deferred financing costs, net to estimated fair value	$4,650

(F)	One Park is subject to a $235.4 million construction loan on the Hilton San Diego Bayfront hotel. Due to its maturity date in April 2011, One Park has classified the entire balance of this construction loan as a current liability.

In conjunction with its acquisition of the 75.0% interest in One Park, the Company expects to obtain a new $240.0 million mortgage with a 30-year amortization, an adjustable interest rate of LIBOR + 3.25% and a maturity date in April 2016. The Company’s new $240.0 million mortgage is expected to consist of the following (in thousands):

New mortgage	$240,000
Less: current portion	(8,270)

Long-term portion	$231,730

Adjustments to current portion of notes payable include the following (in thousands):

Current portion of new mortgage	$8,270
Less: current portion of notes payable of One Park	(235,422)

Adjustment of current portion of notes payable	$(227,152)

The Company’s notes payable, less current portion is adjusted by $231.7 million, which represents the long-term portion of the Company’s expected new mortgage.

(G)	Reflects the elimination of One Park’s $9.9 million accrued liability due to deferred rent recorded in accordance with the Leases Topic of the Financial Accounting Standards Board Accounting Standards Codification.

(H)	Reflects the elimination of all components of the historical equity of One Park at December 31, 2010.

(I)	The Company is purchasing 75.0% of One Park, which owns 100% of Hilton San Diego Bayfront hotel. The remaining 25.0% interest in One Park will continue to be owned by Hilton Worldwide, and is estimated to be valued at $59.5 million as of December 31, 2010 as follows (in thousands):

25.0% interest in One Park	$58,750
Working capital prorations	799

Total non-controlling interest	$59,549

This amount will be adjusted based on the actual working capital of One Park on the date of acquisition.

SUNSTONE HOTEL INVESTORS, INC.

NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(J)	Reflects an estimate of additional depreciation of $7.9 million related to the fair value adjustment of the investment in hotel properties. The Company calculates depreciation using the straight-line method over estimated useful lives ranging from five to 35 years for buildings and improvements and seven to 12 years for furniture, fixtures and equipment.

(K)	In conjunction with its acquisition of the 75.0% interest in One Park, the Company expects to obtain a new $240.0 million mortgage with a 30-year amortization, an adjustable interest rate of LIBOR + 3.25% and a maturity date in April 2016. Additional interest expense to be recognized by the Company due to this new mortgage is as follows (in thousands):

Total annual interest on new mortgage	$8,426
Amortization of deferred financing fees on new mortgage	900
Annual administration fee on new mortgage	100
Less: interest on hotel’s existing mortgage expected to be paid off at acquisition	(7,442)
Less: amortization on hotel’s existing deferred financing fees expected to be written off at acquisition	(1,054)

Additional interest incurred due to financing transaction	$930

(L)	The Company is purchasing 75.0% of One Park, which owns 100% of Hilton San Diego Bayfront hotel. The remaining 25.0% interest in One Park will continue to be owned by Hilton Worldwide. The calculation of the net income related to this non-controlling interest in the hotel for the year ended December 31, 2010 is as follows (in thousands):

Hotel income from continuing operations	$14,311
Additional depreciation	(7,939)
Additional interest	(930)

Adjusted hotel income from continuing operations	5,442
25.0% non-controlling interest	25.0%

Portion of hotel net income from continuing operations associated with non-controlling interest	$1,361